Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of MediaShift, Inc. of our report dated September 10, 2012, relating to our audit of the financial statements of Travora Media, Inc. as of and for the year ended December 31, 2011, appearing in the Prospectus, which is part of this Registration Statement.   We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

/s/ McGladrey LLP

New York, New York

May 28, 2013